Exhibit 99.1

Hyperscale Data Sells St. Petersburg Development Property for $13 Million

$13 Million Represents Approximately $11.71 Per Share Based Upon Slightly More Than 1.1 Million Common Shares Outstanding

LAS VEGAS--(BUSINESS WIRE) – December 16, 2024 – Hyperscale Data, Inc. (NYSE American: GPUS), a diversified holding company (“Hyperscale Data,” or the “Company”), today announced that its wholly owned indirect subsidiary, Third Avenue Apartments LLC, has completed the sale of its St. Petersburg development property (the “Property”) for $13 million. This sale reflects the Company’s ongoing commitment to reorganizing its holdings and becoming a pureplay data center business to support the growing demands of high-performance computing (“ HPC ”) services powering Artificial Intelligence (“ AI ”) solutions. Approximately $11 million of the funds received from the sale of the Property will be held in a segregated account bringing the balance of the segregated account to approximately $18.3 million. The segregated account was established in December 2023 because of the Company’s guarantee obligations. The Company is currently in discussions with the principal lender to allow for a cash dividend for the amount of the proceeds held in the segregated account to our holders of common stock and Series C convertible preferred stock on an as-converted basis.

Hyperscale Data Executive Chairman, Milton “Todd” Ault III, stated, “As we previously told stockholders, this is a step in the right direction for the Company and its future as we focus our energy on our data center operations. We are encouraged with the progress of our discussions with the principal lender and anticipate that the proceeds from the sale will ultimately result in a cash dividend and, to a lesser extent, for working capital purposes. We remain excited for the community of St. Petersburg and are confident that new ownership will deliver a marquee development to the area.”

For more information on Hyperscale Data and its subsidiaries, Hyperscale Data recommends that stockholders, investors, and any other interested parties read Hyperscale Data’s public filings and press releases available under the Investor Relations section at hyperscaledata.com or available at www.sec.gov.

About Hyperscale Data, Inc.

Hyperscale Data is transitioning from a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact to becoming solely an owner and operator of data centers to support high performance computing services. Through its wholly and majority-owned subsidiaries and strategic investments, Hyperscale Data owns and operates a data center at which it mines digital assets and offers colocation and hosting services for the emerging artificial intelligence ecosystems and other industries. It also provides, through its wholly owned subsidiary, Ault Capital Group, Inc., mission-critical products that support a diverse range of industries, including an AI software platform, social gaming platform, equipment rental services, defense/aerospace, industrial, automotive, medical/biopharma and hotel operations. In addition, Hyperscale Data is actively engaged in private credit and structured finance through a licensed lending subsidiary. Hyperscale Data’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8- K. All filings are available at www.sec.gov and on the Company’s website at hyperscaledata.com.

Hyperscale Data Investor Contact:

IR@hyperscaledata.com or 1-888-753-2235